U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  May 3, 2005

Innovative Designs, Inc.

(Exact Name of registrant as specified in its Charter)

Delaware

(State of Incorporation)

333-103746

Commission File No.

03-0465528

(IRS Employer Identification No.)

223 North Main Street, Suite 1, Pittsburgh, Pennsylvania 15215

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number  (412) 799-0350

All correspondence to:

Eric S. Gillen, Esquire

Leech Tishman Fuscaldo & Lampl, LLC

Citizens Bank Building, 30th Floor

525 William Penn Place

Pittsburgh, Pennsylvania 15219

(412) 261-1600 Telephone

(412) 227-5551 Facsimile

Item 1.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 1, 2005, Innovative Designs, Inc. (the “Company”) entered into a Personal Services Agreement (the “Agreement”) with William Maas (“Maas”), whereby the Company agreed to design and manufacture a line of hunting and outdoor apparel that will be known as the “Bill Maas Hunting Line” (the “Hunting Line”).  The initial term of the Agreement is three (3) years and will automatically renew for another three (3) year term, not to exceed ten (10) three (3) year terms, unless either party terminates the Agreement.

Maas agreed to permit the Company to utilize his name, image, likeness, reputation, signature, history, career statistics and other personal characteristics in order to communicate Maas’ endorsement, use and involvement with the Hunting Line.  Maas also agreed to make himself available, at his discretion, to appear in person at various locations and/or functions to promote the Hunting Line.

The Company agreed to compensate Maas by providing him with a commission on all revenues received by the Company from the sale of Hunting Line apparel.

Item 2.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

In April 2005, Innovative Designs, Inc. (the “Company”) entered into discussions with David W. Lampl, Esq. (“Lampl”) regarding the terms of a potential loan from Lampl to the Company.  Lampl is a member of the law firm of Leech Tishman Fuscaldo & Lampl, LLC which represents the Company with regard to various corporate matters.  Lampl disclosed the potential conflict of interest to the Company and followed the Pennsylvania Rules of Professional Conduct with regard to conflict of interest matters.  Joseph Riccelli, the Company’s Chief Executive Officer, executed, on behalf of the Company, a letter dated April 19, 2005, which outlined the terms of the loan.  Mr. Ricelli also executed a Disclosure Statement stating that he understood the terms of the loan and consented to Lampl’s role as both counselor to the Company and as payee of the loan.

On April 28, 2005, the Company entered into a Secured Term Promissory Note (the “Note”) with Lampl, whereby Lampl loaned and the Company agreed to pay Lampl the principal amount of fifty thousand and 00/100 dollars ($50,000.00) plus interest at a rate of twelve and 00/100 percent (12%) per annum on or before December 31, 2005.

To secure the indebtedness Company granted a security interest to Lampl in and to all presently owned and after acquired personal property of the Company, including, but not limited to, Accounts, Equipment, Raw Materials, Inventory, Contract Rights and Proceeds and all General Intangibles.  The Company also issued two (2) twenty-five thousand (25,000) share blocks of Rule 144 Common stock of the Company as additional consideration (the “Additional Consideration”).  If all sums due under the Note have been paid on or before December 31, 2005, and if the closing price on the one (1) year anniversary date of the issuance of the Company stock to Lampl is equal to or greater than one and 00/100 ($1.00) per share, then Lampl will return one (1) twenty-five thousand (25,000) share block to the Company.  Otherwise, Lampl will retain the entire fifty thousand (50,000) shares of the Company stock free and clear of any claims or obligations.

If the Company defaults under the terms of the Note, the payment of the indebtedness will be accelerated and the interest rate will accrue on any remaining principal balance at a rate of eighteen percent (18%) from the date of default forward.  The Note also contains a Confession of Judgment provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

5/3/05

Innovative Designs, Inc.

/s/  Joseph Riccelli

By:  Joseph Riccelli

Title:  Chief Executive Officer